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                     Silverado Concludes 2003 Annual Meeting



June 2, 2003 - Vancouver, BC - Canada - Fairbanks, Alaska - USA SILVERADO GOLD MINES LTD. OTCBB: SLGLF / Berlin Exchange: SLGL (WKN: 867737).

Silverado Gold Mines Ltd. ("Silverado") is pleased to report the results of the 2003 Annual General Meeting of its Shareholders held on May 30, 2003. Shareholders have approved the re-election of Mr. Garry L. Anselmo, Mr. James F. Dixon and Mr. Stuart C. McCulloch to the Board of Directors. In addition, Shareholders have elected Mr. Peter G. Rook-Green as a new member of the Company's Board of Directors. Mr. Rook-Green is a Certified Management Accountant with experience serving as a Chief Financial Officer and a Director of a number of publicly traded companies. The Board of Directors has appointed Mr. Rook-Green to Silverado's Audit Committee, together with Mr. Dixon and Mr. McCulloch. Shareholders also approved the increase to Silverado's quorum requirements for meetings of Shareholders and Silverado's 2003 Stock Option Plan. The appointment of Morgan & Company as Silverado's Auditors was confirmed.


                              FOR MORE INFORMATION:
                              ---------------------

                                    CONTACT:
                                    --------
              Investor Relations:  (800) 665-4646 or (604) 689-1535
            E-mail: pr@silverado.com      Website: www.silverado.com
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This  Press  Release  may  contain,  in  addition,  to  historical  information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

     (i) the ability of the Company to complete its planned mining activities during the current mining season;
     (ii) the  impact  of  weather  on  the  Company's  mining  operations;
     (iii) the ability of the Company to process the mined ore during summer season;
     (iv) the  concentrations  of  gold  recovered  from  processed  ore.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.